Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DD ACQUISITION LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2018, AT 11:10 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7072254 8100 SR# 20186818652

Authentication: 203485942 Date: 09-25-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware
CERTIFICATE OF FORMATION	Secretary of State
Division of Corporations
OF	Delivered 11:10 AM 09/25/2018
FILED 11:10 AM 09/25/2018
DD ACQUISITION LLC	SR 20186818652 - File Number 7072254

Under Section 18-201 of the Delaware

Limited Liability Company Act

The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware (the “Act”), hereby certifies:

FIRST: The name of the limited liability company is DD Acquisition LLC.

SECOND: The address of its registered office in the State of Delaware for service of process required to be maintained by Section 18-104 of the Act is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of September 2018.

/s/ Craig Eaton
Name: Craig Eaton
Authorized Person